EXHIBIT 99.1

Press Release
Subject:  RCN Announces Fourth Quarter and Year End 2000 Results

FOR IMMEDIATE RELEASE

Contact:   Valerie Haertel, RCN Investor Relations (609) 734-3816
           Nancy Bavec, RCN Public Relations (609) 734-3772

           RCN ANNOUNCES FOURTH QUARTER AND YEAR END 2000 RESULTS

          On-Net Revenue Growth Up 140 Percent, On-Net Connections
                        Up 112 Percent For The Year

          Strong Demand for ResiLink(TM)Bundled Services Increases Penetration of RCN Services As Network Footprint Doubles


PRINCETON, NJ, February 8, 2001 -- RCN Corporation (Nasdaq: RCNC) today reported its results for the year and quarter ended December 31, 2000, reflecting a strong increase in on-net connections and revenue.

Key Accomplishments for the Year 2000

* On-net connections increased 112 percent to 473,556 from 222,964 a year ago
* On-net revenues for the year increased by over 140 percent to $152 million
* Weekly connections installed are up by over 150 percent to 6,700 compared to 2,450 a year ago
*   ResiLink(TM)bundles are now marketed to more than 400,000 homes
* Bundled offerings account for more than half of new RCN connections, with each customer taking an average of 3.5 services and generating an average of $129 monthly
* Marketable homes doubled to 1.1 million from 551,006 at the end of last year
* Homes passed increased 104 percent to 1.45 million, up from 713,823 a year ago
* More than 80 percent of RCN technicians are now trained to install all three services in one visit


"We hit a number of important milestones during this year of significant growth for the company, including surpassing 1 million marketable homes and customer connections," said David C. McCourt, RCN's Chairman and CEO. "Our opportunity going forward has never been greater. We are building the right network in the right markets, and we have the right people in place to bring our markets to profitability and to leverage some of the excess capacity of our network. We have a strong financial foundation, with $2.2 billion in liquidity that will enable us to continue to grow in our existing markets. Local broadband capacity remains scarce, making the local broadband network we have already built more valuable every day."


Strong Demand for ResiLink Drives Service and Revenue Penetration

"We experienced strong customer response for our bundled (ResiLink) products, and now market our popular ResiLink offering to more than 400,000 homes. While other companies are abandoning the bundled approach, we are embracing it because it's clear that our customers recognize the value of our bundles. Our ResiLink results demonstrate that with the right low-cost network, the bundle works," said McCourt.


Financial Results for the Quarter and Year 2000

For the quarter ended December 31, 2000, Pro Forma Total RCN revenues were $113.5 million. RCN's Pro Forma Total consolidated EBITDA (earnings before interest, taxes, depreciation, amortization and non-cash stock-based compensation) for the quarter was a loss of $112.9 million. In the fourth quarter of 2000, RCN passed an additional 192,708 homes with its Megaband(TM) Network and added 68,717 on-net connections. The company posted a net loss of $296 million in the fourth quarter of 2000, or $(3.42) per average common share.

Included in the company's results is a reserve of $24.4 million on an equity investment. Juniornet Corp., of which RCN owns a 47.5 percent interest, has informed RCN that they are seeking a buyer or a strategic merger partner for the business. Because Internet and on-line learning service companies have an uncertain future, RCN has elected to reserve $24.4 million, which represents RCN's full investment in Juniornet. Excluding this reserve, the net loss for the quarter was $(3.14) per average common share.

For the year ended Dec. 31, 2000, Pro Forma Total RCN revenues were $405.4 million, a 21 percent increase from $335.7 million in the previous year. RCN's Pro Forma Total consolidated EBITDA for the year ended Dec. 31 was a loss of $343.8 million, compared to a loss of $133.1 million in 1999. RCN reported an annual net loss to common shareholders of $891 million, or $(10.59) per average common share, compared to a loss of $368.6 million or $(5.12) a year ago.

Capital expenditures were $459 million for the fourth quarter and $1.26 billion for the year, reflecting continued investment in the network buildout in RCN markets. The gross property, plant and equipment, which represents the amount of network asset RCN has built to date, stands at $2.7 billion.

"The fourth quarter represented our EBITDA inflection point, and we expect that each subsequent quarter will show improvements as we continue to cut costs and improve operating efficiencies," said Timothy Stoklosa, Executive Vice President and Chief Financial Officer.


Other Highlights for 2000

* Established a presence in the third largest city, Chicago, by completing its acquisition of bundled provider 21st Century Telecom.
* Entered the new markets of San Francisco, Philadelphia and Queens (New York). RCN now operates in seven of the top 10 markets in the country.
* Added 4,433 network route miles to the Megaband(TM) Network, bringing the total route miles to 8,079, a 122 percent increase for the year.
* Moved decision-making closer to the customer through a decentralized structure. To help lead that effort, RCN added telecom and cable industry veterans to key management positions at the corporate level and in its markets, including Robert Currey (formerly of 21st Century Telecom, McLeodUSA) and Jeffrey White (formerly of Telecom New Zealand, Ameritech,).

"Our goal for this year is to continue to improve our key business metrics, lower the EBITDA losses from quarter to quarter, and make in-roads in customer service," said Jeffrey White, President of the Customer and Field Operations Group for RCN.


About The RCN Megaband(TM) Network

RCN's Megaband(TM) Network is a unique broadband fiber-optic platform capable of offering a full suite of communications services to residential customers. The network employs SONET ring backbone architecture, and localized nodes built to ensure RCN's state-of-the-art fiber optics travel to within 900 feet of RCN customers, with fewer electronics and lower maintenance costs than existing local networks. RCN's high-capacity local fiber-optic networks target densely populated areas that represent 44 percent of the U.S. residential communications market located in just 6 percent of its geography.


About RCN Corporation

RCN Corporation (Nasdaq: RCNC) is the nation's first and largest facilities-based competitive provider of bundled phone, cable television and high-speed Internet services to the most densely populated markets in the U.S. RCN has more than 1 million customer connections. It operates in seven of the top ten markets in the U.S., namely Boston, Chicago, Los Angeles, New York, Philadelphia, San Francisco and Washington DC. Additional information can be found at: www.rcn.com.

Some of the statements made by RCN in this press release are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements as a result of a number of factors. RCN believes that the primary factors include, but are not limited to, availability of financing, ability to obtain regulatory approvals, uncertainty relating to economic conditions, government and regulatory policies, pricing and availability of equipment, materials, inventory and programming, the number of potential customers in a target market, the completion of acquisitions or divestitures, acceptance of the Company's services, the availability and success of strategic alliances or relationships, RCN's ability to develop and penetrate existing and new markets, technological developments and changes in the industry, changes in the competitive environment in which RCN operates and the emergence of future opportunities. Additional information concerning these and other important factors can be found in RCN's filings with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors.


                         Total Service Connections

                          4Q99        1Q00        2Q00       3Q00         4Q00
Advanced Fiber

On-Net
Voice                    62,733      68,550      95,065     113,270     140,329
Video                   138,577     160,665     216,810     239,221     266,567
Data                     21,654      26,698      40,292      52,348      66,660
Subtotal On-Net         222,964     255,913     352,167     404,839     473,556


Off-Net
Voice                    46,986      45,262      41,428      45,435      47,228
Video                   153,627     139,383     134,627     146,995     146,836
Data                    523,728     500,495     488,054     472,761     447,157
Subtotal Off-Net        724,341     685,140     664,109     665,191     641,221


Total Service
Connections             947,305     941,053   1,016,276   1,070,030   1,114,777

Advanced Fiber Homes
Passed                  713,823     808,023   1,051,174   1,263,199   1,455,907

Marketable Homes        551,006     601,745     830,989   1,006,031   1,100,058



                                  Quarterly        Yearly
                                   Change          Change

Advanced Fiber

Subtotal On-Net                      17%            112%

Advanced Fiber Homes Passed          15%            104%

Marketable Homes                      9%            100%



                          PRO FORMA TOTAL RCN (A)
                      RCN CORPORATION AND SUBSIDIARIES
               CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
               (Dollars in Thousands, Except Per Share Data)
                                (Unaudited)

                                                QUARTER ENDED
                                       Dec 31,      Sept 30,      Dec 31,
                                        2000          2000         1999
SALES:
    VOICE                            $  24,268     $  20,014     $  15,200
    VIDEO                               45,942        42,014        33,237
    DATA                                32,036        33,065        30,106
    OTHER                               11,275        12,500        10,998
TOTAL SALES                            113,521       107,593        89,541
COSTS & EXPENSES, EXCLUDING
  DEPRECIATION AND AMORTIZATION:
     DIRECT EXPENSES                    56,048        51,329        39,530
     OPERATING AND SG&A                170,461       142,102       104,315
EBITDA BEFORE NON-CASH STOCK
  BASED  COMPENSATION                 (112,988)      (85,838)      (54,304)
NON-CASH STOCK BASED COMPENSATION       13,906        16,185             -
DEPRECIATION AND AMORTIZATION           99,301        90,284        51,339
OPERATING (LOSS)                      (226,195)     (192,307)     (105,643)
INTEREST INCOME                         34,920        38,411        20,669
INTEREST EXPENSE                       (59,530)      (55,638)      (45,854)
GAIN ON SALE OF BUSINESS                     -             -             -
WRITE DOWN OF EQUITY INVESTMENT        (24,418)            -             -
OTHER INCOME (LOSS), NET                 5,984         1,647        (4,136)
(LOSS) BEFORE INCOME TAXES            (269,239)     (207,887)     (134,964)
(BENEFIT) FOR INCOME TAXES              (2,377)         (880)       (1,123)
(LOSS) BEFORE EQUITY IN
  UNCONSOLIDATED ENTITIES AND
  MINORITY INTEREST                   (266,862)     (207,007)     (133,841)
EQUITY IN (LOSS) OF
  UNCONSOLIDATED ENTITIES               (5,793)       (2,245)       (9,768)
MINORITY INTEREST IN LOSS OF
  CONSOLIDATED ENTITIES                 12,959        11,214        11,891
NET (LOSS) BEFORE EXTRAORDINARY
  ITEM                                (259,696)     (198,038)     (131,718)
EXTRAORDINARY ITEM: DEBT
  PREPAYMENT  COSTS                          -             -             -
NET (LOSS)                            (259,696)     (198,038)     (131,718)
PREFERRED DIVIDEND AND ACCRETION
  REQUIREMENTS                          36,360        35,760         5,013
NET (LOSS) TO COMMON SHAREHOLDERS    $(296,056)    $(233,798)    $(136,731)


  (A) The Pro Forma Total RCN results reflect the consolidation of all domestic joint ventures and show the ownership share of its joint venture partners as minority interests.



                       PRO FORMA TOTAL RCN (A)
                  RCN CORPORATION AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
            (Dollars in Thousands, Except Per Share Data)
                                (Unaudited)

                                          TWELVE MONTHS ENDED
                                         Dec 31,         Dec 31,
                                          2000            1999
SALES:
      VOICE                            $  77,037       $  59,041
      VIDEO                              160,811         127,036
      DATA                               120,614         114,509
      OTHER                               46,961          35,181
TOTAL SALES                              405,423         335,767
COSTS & EXPENSES, EXCLUDING
  DEPRECIATION AND AMORTIZATION:
      DIRECT EXPENSES                    197,385         155,907
      OPERATING AND SG&A                 551,818         312,945
EBITDA BEFORE NON-CASH STOCK
      BASED COMPENSATION                (343,780)       (133,085)
NON-CASH STOCK BASED COMPENSATION         41,237               -
DEPRECIATION AND AMORTIZATION            313,819         168,689
OPERATING (LOSS)                        (698,836)       (301,774)
INTEREST INCOME                          141,013          77,185
INTEREST EXPENSE                        (223,868)       (158,139)
GAIN ON SALE OF BUSINESS                       -           8,930
WRITE DOWN OF EQUITY INVESTMENT          (24,418)              -
OTHER INCOME (LOSS), NET                   3,585          (4,603)
(LOSS) BEFORE INCOME TAXES              (802,524)       (378,401)
(BENEFIT) FOR INCOME TAXES                (4,778)         (5,094)
(LOSS) BEFORE EQUITY IN
  UNCONSOLIDATED ENTITIES AND
  MINORITY INTEREST                     (797,746)       (373,307)
EQUITY IN (LOSS) OF
  UNCONSOLIDATED ENTITIES                (14,289)        (21,759)
MINORITY INTEREST IN LOSS OF
  CONSOLIDATED ENTITIES                   43,321          40,462
NET (LOSS) BEFORE EXTRAORDINARY
  ITEM                                  (768,714)       (354,604)
EXTRAORDINARY ITEM: DEBT
  PREPAYMENT COSTS                             -            (424)
NET (LOSS)                              (768,714)       (355,028)
PREFERRED DIVIDEND AND ACCRETION
  REQUIREMENTS                           122,752          13,542
NET (LOSS) TO COMMON SHAREHOLDERS      $(891,466)      $(368,570)


  (A) The Pro Forma Total RCN results reflect the consolidation of all domestic joint ventures and show the ownership share of its joint venture partners as minority interests.



                                 GAAP BASIS
                      RCN CORPORATION AND SUBSIDIARIES
               CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
               (Dollars in Thousands, Except Per Share Data)
                                (Unaudited)

                                                   QUARTER ENDED
                                        Dec 31,       Sept 30,        Dec 31,
                                         2000           2000           1999

SALES                                $    94,996    $    88,245    $    72,054
COSTS & EXPENSES, EXCLUDING
  DEPRECIATION AND AMORTIZATION:
       DIRECT EXPENSES                    49,804         45,286         34,786
       OPERATING AND SG&A                154,620        126,106         89,793
EBITDA BEFORE NON-CASH STOCK
       BASED COMPENSATION               (109,428)       (83,147)       (52,525)
NON-CASH STOCK BASED COMPENSATION         13,906         16,185              -
DEPRECIATION AND AMORTIZATION             90,902         83,059         46,059
OPERATING (LOSS)                        (214,236)      (182,391)       (98,584)
INTEREST INCOME                           34,628         38,190         20,564
INTEREST EXPENSE                         (59,530)       (55,638)       (45,854)
GAIN ON SALE OF BUSINESS                       -              -              -
WRITE DOWN OF EQUITY INVESTMENT          (24,418)             -              -
OTHER INCOME (LOSS) , NET                  5,984          1,522         (4,136)
(LOSS) BEFORE INCOME TAXES              (257,572)      (198,317)      (128,010)
(BENEFIT) FOR INCOME TAXES                (2,377)          (880)        (1,123)
(LOSS) BEFORE EQUITY IN
  UNCONSOLIDATED ENTITIES AND
  MINORITY INTEREST                     (255,195)      (197,437)      (126,887)
EQUITY IN (LOSS) OF
  UNCONSOLIDATED ENTITIES                (12,328)        (7,030)       (13,246)
MINORITY INTEREST IN LOSS OF
  CONSOLIDATED ENTITIES                    7,827          6,429          8,415
(LOSS) BEFORE EXTRAORDINARY ITEM        (259,696)      (198,038)      (131,718)
EXTRAORDINARY ITEM: DEBT
  PREPAYMENT COSTS                             -              -              -
NET (LOSS)                              (259,696)      (198,038)      (131,718)
PREFERRED DIVIDEND AND ACCRETION
  REQUIREMENTS                            36,360         35,760          5,013
NET (LOSS) TO COMMON SHAREHOLDERS    $  (296,056)   $  (233,798)   $  (136,731)

BASIC AND DILUTED (LOSS) PER
  AVERAGE COMMON SHARE:

(LOSS) BEFORE EXTRAORDINARY ITEM     $     (3.42)   $     (2.70)   $     (1.78)
EXTRAORDINARY ITEM: DEBT
  PREPAYMENT COSTS                             -              -              -
NET (LOSS) TO COMMON SHAREHOLDERS    $     (3.42)   $     (2.70)   $     (1.78)

WEIGHTED AVERAGE SHARES
  OUTSTANDING                         86,530,736     86,470,290     76,736,915



                                 GAAP BASIS
                      RCN CORPORATION AND SUBSIDIARIES
               CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
               (Dollars in Thousands, Except Per Share Data)
                                (Unaudited)

                                              TWELVE MONTHS ENDED
                                           Dec 31,           Dec 31,
                                            2000              1999

SALES                                  $    333,450       $    275,993
COSTS & EXPENSES, EXCLUDING
  DEPRECIATION AND AMORTIZATION:
       DIRECT EXPENSES                      176,672            140,448
       OPERATING AND SG&A                   488,737            267,512
EBITDA BEFORE NON-CASH STOCK
  BASED COMPENSATION                       (331,959)          (131,967)
NON-CASH STOCK BASED COMPENSATION            41,237               --
DEPRECIATION AND AMORTIZATION               285,648            145,007
OPERATING (LOSS)                           (658,844)          (276,974)
INTEREST INCOME                             140,159             76,786
INTEREST EXPENSE                           (223,868)          (158,139)
GAIN ON SALE OF BUSINESS                       --                8,930
WRITE DOWN OF EQUITY INVESTMENT             (24,418)              --
OTHER INCOME (LOSS) , NET                     3,461             (4,603)
(LOSS) BEFORE INCOME TAXES                 (763,510)          (354,000)
(BENEFIT) FOR INCOME TAXES                   (4,778)            (5,094)
(LOSS) BEFORE EQUITY IN
  UNCONSOLIDATED ENTITIES AND
  MINORITY INTEREST                        (758,732)          (348,906)
EQUITY IN (LOSS) OF
  UNCONSOLIDATED ENTITIES                   (34,497)           (33,960)
MINORITY INTEREST IN LOSS OF
  CONSOLIDATED ENTITIES                      24,515             28,262
(LOSS) BEFORE EXTRAORDINARY ITEM           (768,714)          (354,604)
EXTRAORDINARY ITEM: DEBT
  PREPAYMENT COSTS                             --                 (424)
NET (LOSS)                                 (768,714)          (355,028)
PREFERRED DIVIDEND AND ACCRETION
  REQUIREMENTS                              122,752             13,542
NET (LOSS) TO COMMON SHAREHOLDERS      $   (891,466)      $   (368,570)


BASIC AND DILUTED (LOSS) PER
  AVERAGE COMMON SHARE:

(LOSS) BEFORE EXTRAORDINARY ITEM       $     (10.59)      $      (5.10)
EXTRAORDINARY ITEM: DEBT
  PREPAYMENT COSTS                             --                (0.01)
NET (LOSS) TO COMMON SHAREHOLDERS      $     (10.59)      $      (5.12)

WEIGHTED AVERAGE SHARES
  OUTSTANDING                            84,200,329         71,996,301



                                   GAAP BASIS
                        RCN CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollars in Thousands)
                                   (Unaudited)

                                          December 31,    December 31,
                                             2000            1999

ASSETS
Current assets
  Cash, temporary cash investments
    and short-term investments            $1,722,871      $1,793,289
  Accounts receivable from related
    parties                                   37,874           8,015
  Accounts receivable, net of
    reserve for doubtful accounts of
    $4,123 at December 31, 2000 and
    $12,258 at December 31, 1999              52,878          30,558
  Interest and dividends receivable           13,365          15,049
  Material and supply inventory, at
    average cost                             155,776          21,064
  Prepayments and other                       21,822          13,853
  Investments restricted for debt
    service                                        0          23,111
Total current assets                       2,004,587       1,904,939

Property, plant and equipment, net
  of accumulated depreciation of
  $420,659 at December 31, 2000 and
  $230,581 at December 31, 1999            2,100,183         893,179
Investments restricted for debt
  service                                      5,521              48
Investments                                  204,946         190,571
Intangible assets, net of
  accumulated amortization of
  $274,924 at December 31, 2000 and
  $158,384 at December 31, 1999              393,338         138,491
Deferred charges and other assets             70,643          64,886
Total assets                              $4,779,219      $3,192,114



                                 GAAP BASIS
                      RCN CORPORATION AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED BALANCE SHEETS
                           (Dollars in Thousands)
                                (Unaudited)

                                               December 31,       December 31,
                                                   2000             1999

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
   Current maturities of long-term
     debt and capital lease obligation         $       355       $     1,225
   Accounts payable to related parties              89,800            35,809
   Accounts payable                                198,562            92,785
   Advance billings and customer deposits           24,638            16,901
   Deferred income taxes                                 0             1,464
   Accrued expenses                                219,734           101,261
Total current liabilities                          533,088           249,445
Long-term debt                                   2,257,357         2,143,096
Other deferred credits                              25,983            24,598
Minority interest                                   75,232           129,234
Redeemable preferred stock                       1,990,613           253,438
Common shareholders' equity                       (103,054)          392,303
Total liabilities and shareholders'
   equity                                      $ 4,779,219       $ 3,192,114